                                                                   EXHIBIT 10.77

                                                                  EXECUTION COPY



                     AMENDED AND RESTATED CREDIT AGREEMENT



                                    between



                               ADAC LABORATORIES



                                      and



                               ABN AMRO BANK N.V.



                                August 15, 1995

                               TABLE OF CONTENTS
                               -----------------


                                                                         Page
                                                                         ----

                                   ARTICLE 1

                                  DEFINITIONS

1.1   Definitions......................................................    1
1.2   Accounting Terms.................................................    6
1.3   Interpretation...................................................    6
1.4   Other Terms......................................................    6
1.5   Currency Equivalents Generally...................................    6

                                   ARTICLE 2

                                CREDIT FACILITY

2.1   Loans............................................................    7
2.2   Interest.........................................................    7
2.3   Notice of Borrowing..............................................    7
2.4   Promissory Notes.................................................    8
2.5   Method of Payment of a Loan......................................    8
2.6   Termination Date.................................................    8
2.7   Commitment Fee...................................................    8
2.8   Currency Equivalents.............................................    8
2.9   Default Interest Rate............................................    9

                                   ARTICLE 3

                                  PREPAYMENTS

3.1   Voluntary Prepayments............................................    9
3.2   Mandatory Prepayments............................................    9

                                   ARTICLE 4

                               LETTERS OF CREDIT

4.1   Issuance.........................................................   10
4.2   Procedure........................................................   10
4.3   Conditions of Issuance...........................................   10
4.4   Reimbursement Obligation.........................................   10
4.5   Letters of Credit Outstanding on Termination Date................   11
4.6   Indemnification; Nature of the Bank's Duties.....................   11
4.7   Letter of Credit Fees............................................   12
4.8   Increased Costs..................................................   12

                                                                         Page
                                                                         ----

                                   ARTICLE 5

                                   COLLATERAL

5.1   The Collateral...................................................   12
5.2   Rights of the Bank With or Without Default.......................   13
5.3   Survival.........................................................   14

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

6.1   Corporate Status.................................................   14
6.2   Corporate Power and Authority....................................   14
6.3   Binding Effect...................................................   15
6.4   Financial Information............................................   15
6.5   Litigation.......................................................   15
6.6   Not an Investment Company........................................   15
6.7   Compliance with ERISA............................................   15
6.8   Taxes............................................................   15
6.9   Full Disclosure..................................................   16
6.10  Fictitious Trade Styles..........................................   16
6.11  Title to Assets; Permitted Liens; Location of
        Collateral.....................................................   16

                                   ARTICLE 7

                                   COVENANTS

7.1   Preservation of Existence; Compliance with
        Applicable Laws................................................   17
7.2   Maintenance of Insurance.........................................   17
7.3   Maintenance and Location of Collateral and Other
        Properties.....................................................   17
7.4   Payment of Obligations and Taxes.................................   18
7.5   Inspection Rights................................................   18
7.6   Reporting Requirements...........................................   18
7.7   Payment of Dividends.............................................   19
7.8   Redemption or Repurchase of Stock................................   20
7.9   Additional Indebtedness..........................................   20
7.10  Loans............................................................   20
7.11  Liens and Encumbrances...........................................   20
7.12  Transfer of Assets...............................................   21
7.13  Change in the Nature of Business.................................   21
7.14  Financial Condition..............................................   21
7.15  Capital Expenditures.............................................   22
7.16  Notices..........................................................   22
7.17  Environmental Compliance.........................................   22
7.18  Chief Executive Office...........................................   23
7.19  Use of Proceeds..................................................   23

                                                                         Page
                                                                         ----

                                   ARTICLE 8

                              CONDITIONS PRECEDENT

8.1   All Loans and Letters of Credit..................................   23

                                   ARTICLE 9

                                    DEFAULT

9.1   Events of Default................................................   24
9.2   Remedies.........................................................   26
9.3   Letters of Credit................................................   26
9.4   Notification of Account Debtors..................................   26
9.5   Protection of Security Interest..................................   27
9.6   Foreclosure......................................................   27
9.7   Application of Proceeds..........................................   28

                                   ARTICLE 10

                            CHANGE IN CIRCUMSTANCES

10.1  Compensation for Funding Loss or Expense.........................   28
10.2  Illegality.......................................................   29
10.3  Taxes............................................................   29
10.4  Reserve Requirements.............................................   30
10.5  Notice Certificates..............................................   31

                                   ARTICLE 11

                                 MISCELLANEOUS

11.1  Waiver and Amendment.............................................   31
11.2  Notices..........................................................   31
11.3  Execution in Counterparts........................................   32
11.4  Binding Effect...................................................   32
11.5  Assignments and Participations...................................   32
11.6  Payment Instructions.............................................   33
11.7  Survival of Representations and Warranties.......................   33
11.8  Severability of Provisions.......................................   33
11.9  Headings.........................................................   33
11.10 Governing Law and Jurisdiction...................................   33
11.11 Judgment Currency................................................   33
11.12 Costs and Expenses...............................................   34
11.13 Indemnity........................................................   34
11.14 Entire Agreement.................................................   34

                                                                         Page
                                                                         ----

                                   ARTICLE 12

                EFFECTIVE DATE OF THIS RESTATED CREDIT AGREEMENT

12.1  Effective Date...................................................   35
12.2  Effect...........................................................   35


EXHIBITS
--------

     A    Amended and Restated Note

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


     THIS AMENDED AND RESTATED CREDIT AGREEMENT (this "Restated Credit Agreement"), dated as of August 15, 1995 is entered into by and between:

          (1) ADAC LABORATORIES, a California corporation (the "Company"); and

          (2) ABN AMRO BANK N.V., a Netherlands public company acting through its San Francisco International Branch and/or Cayman Islands Branch (the "Bank").


                                    RECITALS
                                    --------

     A. Borrower and Bank are parties to a Credit Agreement dated as of August 6, 1993, as amended by a First Amendment to Credit Agreement dated as of August 5, 1994, a Second Amendment to Credit Agreement dated as of September 23, 1994 and a Third Amendment to Credit Agreement dated as of March 24, 1995 (as so amended, the "Existing Credit Agreement"), pursuant to which the Bank has provided to the Company certain credit facilities.

     B. The Company now has requested the Bank to amend the Existing Credit Agreement in certain additional respects. The Bank is willing to amend the Existing Credit Agreement upon the terms and subject to the conditions set forth herein. For convenience of reference, the Company and the Bank wish to restate the Existing Credit Agreement as so amended in its entirety.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants contained herein, the Company and the Bank hereby agree that the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  As used in this Agreement, the following terms shall
          -----------
have the meanings set forth below (such meanings to be equally applicable to both the singular and plural of the terms defined):

          "Account Debtor" shall mean the person obligated to the Company on an
           --------------
     account.

          "Agreement" shall mean this Restated Credit Agreement as amended,
           ---------
     modified and supplemented from time to time and in effect at any given time and, if the context so permits, also shall include the Existing Credit Agreement as amended, modified and supplemented from time to time and in effect at any given time prior to the Effective Date.

          "Alternate Currency" shall mean Netherlands guilders, Deutsch marks,
           ------------------
     British pounds sterling, French francs, Swiss francs and any other currency other than Dollars which the Bank shall, at any relevant time, have agreed upon the Company's request to treat as an Alternate Currency under this Agreement.

          "Alternate Currency Loan" shall mean a Loan made to the Company
           -----------------------
     hereunder denominated in an Alternate Currency.

          "Bank" shall have the meaning given to that term in clause (2) of the
           ----
     introductory paragraph hereof.

          "Bankruptcy Code" shall mean the Bankruptcy Reform Act, Title 11 of
           ---------------
     the United States Code, as amended from time to time.

          "Base Rate" shall mean the rate announced by the Bank from its office
           ---------
     in Chicago as its base rate.

          "Base Rate Loan" shall mean a Loan advanced to the Company under
           --------------
     Article 2 at the Base Rate.

          "Business Day" shall mean a day of the year on which commercial banks
           ------------
     are not required or authorized by law to close in the State of California and if the applicable Business Day relates to a LIBOR Loan, a day on which dealings are conducted in the interbank eurodollar market.

          "CHC" shall mean Community Health Computing Corporation, a Delaware
           ---
     corporation.

          "Code" shall mean the United States Internal Revenue Code of 1986, as
           ----
     amended from time to time.

          "Collateral" shall have the meaning given such term in Section 5.1
           ----------
     hereof.

          "Commitment" shall mean the commitment of the Bank to make Loans to
           ----------
     the Company hereunder up to the Maximum Amount.

          "Commitment Fee" shall have the meaning set forth in Section 2.7
           --------------
     hereof.

          "Company" shall have the meaning given to that term in clause (1) of
           -------
     the introductory paragraph hereof.

          "Credit Documents" shall mean this Agreement, the Note, the
           ----------------
      Intercreditor Agreement, the Guaranties and all instruments and documents executed in connection with any thereof, including, without limitation, any instruments or documents executed in connection with any Letter of Credit.

          "Currency" shall mean Dollars or any Alternate Currency in which the
           --------
     Bank has agreed upon the Company's request to make a Loan under this Agreement.

          "Debt" shall mean all liabilities of the Company as set forth on its
           ----
     balance sheet less Subordinated Debt.

          "Default" shall mean any of the events specified in Section 9.1
           -------
     hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

          "Dollar Loan" shall mean a Loan made to the Company hereunder
           -----------
     denominated in Dollars.

          "Dollars" and the sign "$" shall mean the lawful currency of the
           -------
     United States of America.

          "Effective Date" shall have the meaning set forth in Section 12.1
           --------------
     hereof.

          "Effective Tangible Net Worth" shall mean the Company's stated net
           ----------------------------
     worth plus Subordinated Debt but less all intangible assets of the Company (i.e., goodwill, trademarks, patents, copyrights, organization expense, loans and advances to employees, affiliates or subsidiaries, investments in subsidiaries and similar intangible items, provided however, that on a consolidated basis, Effective Tangible Net Worth shall exclude from intangible assets advances to affiliates and subsidiaries and investments in subsidiaries).

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended from time to time, including, (unless the context otherwise requires) any rules or regulations promulgated thereunder.

          "Eurocurrency Liabilities" shall have the meaning set forth in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Existing Credit Agreement" shall have the meaning set forth in
           -------------------------
     Recital A hereof.

          "Existing Note" shall have the meaning set forth in Section 12.2
           -------------
     hereof.


          "GAAP" shall mean generally accepted accounting principles applied on
           ----
     a consistent basis, set forth in the

     Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as the Bank or the Company may reasonably approve, which are applicable in the circumstances and as of the date in question, and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period except for the adoption within any permissible period of new accounting standards required or permitted by the Financial Accounting Standards Board from time to time.

          "Guaranties" shall mean, collectively, all guaranties executed by the
           ----------
     Company in connection with sales by the Company to the Bank of promissory notes and other evidences of indebtedness held by the Company and all other documents, instruments and agreements executed by the Company in connection with such sales.

          "Intercreditor Agreement" shall mean the Intercreditor Agreement among
           -----------------------
     the Bank, Sanwa and the Company delivered to the Bank pursuant to Section
     12.1 hereof and any successor agreement thereto satisfactory to the Bank, as the same may be amended, modified or supplemented in accordance with its terms.

          "Interest Period" shall mean in the case of any LIBOR Loan (a)
           ---------------
     initially the period commencing on the date such LIBOR Loan is made and ending one, two or three months thereafter as selected by the Company in its irrevocable written notice given to the Bank pursuant to Section 2.3 hereof, and (b) thereafter a period commencing on the last day of the immediately preceding Interest Period for such LIBOR Loan and ending one, two or three months thereafter as selected by the Company; provided that all of the foregoing provisions are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

               (ii) the Company may not select any Interest Period for a Loan that extends beyond the Termination Date.

          "Letter of Credit" means any standby letter of credit which is now or
           ----------------
     at any time hereafter issued by the Bank pursuant to this Agreement at the request and for the account of the Company and which has not expired or been revoked or terminated.

          "LIBOR" shall mean the rate generally offered to the Bank in the
           -----
     London interbank market for deposits of amount, Currency and fixed term comparable to the amount, Currency and Interest Period of the Loan requested by the Company.

          "LIBOR Loan" shall mean a Loan advanced to the Company under Article 2
           ----------
     at a rate computed by reference to LIBOR.

          "Liquid Assets" shall mean all unrestricted cash and cash equivalents
           -------------
     of the Company.

          "Loan" shall mean a LIBOR Loan or a Base Rate Loan made by the Bank to
           ----
     the Company under this Agreement.

          "Margin Stock" shall mean margin stock as defined in Regulation U of
           ------------
     the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Maximum Amount" shall mean $20,000,000 (or an equivalent thereof in
           --------------
     an Alternate Currency) which is the maximum aggregate amount which the Bank will extend to the Company under this Agreement.

          "Multiemployer Plan" shall have the meaning set forth in Section
           ------------------
     4001(a)(3) of ERISA.

          "Note" shall mean the Restated Note as amended, modified and
           ----
     supplemented from time to time and in effect at any given time and, if the context so permits, also shall include the Existing Note as amended, modified and supplemented from time to time and in effect at any given time prior to the Effective Date.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
     successor entity or entities performing similar functions.

          "Permitted Liens" shall have the meaning set forth in Section 6.11
           ---------------
     hereof.

          "Person" shall mean at any time an individual, a corporation, an
           ------
     association, a trust, a government, a political subdivision, a governmental agency or instrumentality or any other entity or other organization.

          "Plan" shall mean a defined benefit pension plan under ERISA for the
           ----
     unfunded liabilities of which, upon termination, the Company could be held liable by the PBGC.

          "Restated Credit Agreement" shall have the meaning set forth in the
           -------------------------
     introductory paragraph hereof.

          "Restated Note" shall have the meaning set forth in Section 12.1(b).
           -------------

          "Sanwa" shall mean Sanwa Bank California, a California banking
           -----
     corporation.

          "Secured Obligations" shall have the meaning set forth in Section 5.1
           -------------------
     hereof.

          "Subordinated Debt" shall mean such liabilities of the Company which
           -----------------
     have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

          "Termination Date" shall mean April 5, 1996.
           ----------------

     1.2  Accounting Terms.  Unless otherwise specified in this Agreement, all
          ----------------
accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP.

     1.3  Interpretation.  The following rules shall apply to the construction
          --------------
of the Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural, the singular; (b) words importing any gender include the other gender; (c) the references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made; (d) references to "writing" include printing, photocopying, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words "including" "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments or modifications that are not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns, and (i) headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning.

     1.4  Other Terms.  All terms used herein and not otherwise defined shall
          -----------
have the meanings, if any, given to such terms in the California Uniform Commercial Code.

     1.5  Currency Equivalents Generally.  For all purposes of this Agreement
          ------------------------------
other than Article 2, the equivalent in any Alternate Currency of an amount in Dollars shall be determined at the rate of exchange quoted by the Bank in San Francisco, on the date of determination, for the spot purchase in the relevant foreign exchange market of such amount of Dollars with such Alternate Currency.

                                   ARTICLE 2

                                CREDIT FACILITY
                                ---------------

     2.1  Loans.  The Bank agrees, on the terms and conditions set forth in this
          -----
Agreement to lend the Company pursuant to this Section 2.1 from time to time amounts such that the aggregate principal amount of the Loans that are at any one time outstanding shall not exceed, together with the aggregate undrawn amount of all issued and outstanding Letters of Credit, the Maximum Amount. Within the foregoing limits, the Company may borrow under this Section 2.1, repay or, to the extent permitted by Article 3 prepay the Loans and reborrow under this Section 2.1 at any time prior to the Termination Date. Unless otherwise instructed in writing by the Company, the Bank shall wire the amount of loans advanced hereunder to Sanwa Bank California, San Jose, for the account of ADAC Laboratories, Acct. No. 1129-92463, Ref: Loan Proceeds.

     2.2  Interest.  Each Loan shall bear interest on its outstanding principal
          --------
amount at a rate equal to the Company's choice at the time such Loan is made of either:

          (a) LIBOR plus one and one quarter percent (1.25%) per annum; or

          (b) Base Rate.

Interest on Loans shall be computed on the number of days elapsed and a year of 360 days. Interest on Base Rate Loans shall be due and payable at the end of each calendar month. Interest on LIBOR Loans shall be due and payable at the end of each Interest Period. Each determination of an interest rate by the Bank pursuant to any provision of this Agreement shall be conclusive and binding on the Company in the absence of manifest error. The Bank will, at the request of the Company, deliver to the Company, a statement showing the quotations used by the Bank in determining any interest rate.

     2.3  Notice of Borrowing.  Whenever the Company desires to obtain a Loan
          -------------------
hereunder, the Company shall give the Bank (at the Bank's office as set forth in Section 11.2 hereof) prior notice by 11:00 a.m. (California time) on the Business Day on which a Base Rate Loan that is a Dollar Loan is to be made hereunder and by 11:00 a.m. (California time) at least three (3) Business Days' prior to the Business Day on which a LIBOR Loan or Alternate Currency Loan is to be made hereunder. Each such notice shall specify (i) the principal amount of the Loan, (ii) the date such Loan is to be made (which shall be a Business Day),
(iii) whether the Loan is to be a Base Rate Loan or a LIBOR Loan, (iv) the Currency in which such Loan is to be made, and (v) if a LIBOR Loan the initial Interest Period to be applicable thereto. The Bank shall notify the Company no later than one Business Day before the date on which an Alternate Currency Loan is to be made if such Alternate Currency is not available.

     2.4  Promissory Notes.  The Company's obligation to pay the principal of
          ----------------
and interest on the Loans made by the Bank shall be evidenced by a Note in the form of Exhibit A. The Note shall (i) be in the stated principal amount equal to the Maximum Amount, (ii) be payable in the principal amount of the Loans evidenced on the schedule to such Note, (iii) mature on the Termination Date, and (iv) bear interest as set forth in this Agreement. The Bank may endorse on the grid annexed to the Note the date, amount and maturity of each Loan made to the Company and the amount of each payment of principal made by the Company with respect thereto. The Bank is irrevocably authorized by the Company to endorse its Note and the Bank's record shall be conclusive absent manifest error;

provided, however, that the failure of the Bank to make, or an error in making,
--------  -------
a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under the Note to the Bank.

     2.5  Method of Payment of a Loan.  All payments made by the Company (in
          ---------------------------
connection with a Loan) under this Agreement or a Note will be made as set forth in Section 11.6 hereof, or at such other place in the United States of America or elsewhere as the Bank may specify, in immediately available funds in the Currency in which the Loan was made. The obligations of the Company under this Article and under the Note are dischargeable only by payment in the requested Currency, regardless of any law, rule, regulation or statute, whether now or hereafter in existence or in effect in any jurisdiction, which affects or purports to affect such obligations.

     2.6  Termination Date.  The credit facility established hereunder shall
          ----------------
terminate on the Termination Date. The Company agrees to repay the principal amount of all outstanding Loans, together with accrued and unpaid interest thereon, on the Termination Date.

     2.7  Commitment Fee.  The Company agrees to pay to the Bank a commitment
          --------------
fee (the "Commitment Fee") for the period from August 6, 1993 to the Termination Date computed (on the basis of days elapsed and a year of 360 days) at a rate equal to 0.50% per annum on the unused amount of the Maximum Amount. The Company shall pay the Bank the Commitment Fee quarterly in arrears; such payment to be made in accordance with the Bank's instructions.

     2.8  Currency Equivalents.  For purposes of the provisions of this Article
          --------------------
2, (i) the equivalent in Dollars of any Alternate Currency shall be determined by using the quoted spot rate at which Bank's office in San Francisco offers to exchange Dollars for such Alternate Currency three Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternate Currency of Dollars shall be determined by using the quoted spot rate at which Bank's office in San Francisco offers to exchange such Alternate Currency for Dollars three Business Days prior to the date on which such equivalent is to be determined. The equivalent in Dollars of each Loan made in an Alternate Currency shall be recalculated hereunder on each date that it shall be necessary to determine the unused portion of the Commitment or the amount of any or all Loans outstanding on such date in Dollars.

     2.9  Default Interest Rate.  If any amount of principal of or interest on
          ---------------------
any Loan or any other amount payable hereunder or under any other Credit Document is not paid in full when due, (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal, interest or other amount from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal to 3% in excess of the Base Rate.


                                   ARTICLE 3

                                  PREPAYMENTS
                                  -----------

     3.1  Voluntary Prepayments.  The Company may prepay, without premium or
          ---------------------
penalty (except for losses and expenses under Section 11.1 hereof), all or any portion of the Loans upon three Business Days' irrevocable notice to the Bank. Prepayments under this Agreement shall be made in the Currency in which the amounts prepaid are denominated at the time of prepayment together with accrued interest thereon in the same Currency and any payment due under Section 10.1 hereof. The notice of prepayment shall specify the date of prepayment and the aggregate amount of prepayment, which amount shall be (i) no less than $500,000 with respect to a Dollar Loan, (ii) no less than the equivalent of $500,000 in the applicable Alternate Currency with respect to an Alternate Currency Loan, or
(iii) integral multiples of the numbers set forth in clauses (i) and (ii). If any such notice is given, the amount of the prepayment specified in the notice shall be due and payable on the date specified therein together with accrued interest to such date on such amount and any payment due under Section 10.1 hereof.

     3.2  Mandatory Prepayments.  In the event that due to exchange rate
          ---------------------
fluctuations, the amount of outstanding Loans plus the aggregate undrawn amount of all issued and outstanding Letters of Credit exceeds the Maximum Amount, the Company shall repay to the Bank the sum by which such amount exceeds the Maximum Amount.


                                 ARTICLE 4

                               LETTERS OF CREDIT
                               -----------------

     4.1  Issuance.  Subject to the provisions of Section 4.3 and Article 8
          --------
hereof, at any time prior to the Termination Date the Company may request that the Bank issue one or more Letters of

Credit as provided herein with an expiration date not later than the date that is 360 days after the date of issuance.

          4.2  Procedure.  The Company shall deliver to the Bank, at least three
               ---------
(3) Business Days prior to the date on which the Letter of Credit is requested to be issued, the Bank's standard letter of credit application and reimbursement agreement, modified as necessary to reflect the terms of this Agreement, and such other documents and materials as may be required pursuant to the terms thereof, and each of such documents shall be in form and substance satisfactory to the Bank; provided, however, that in the event of any conflict between the
             --------  -------
provisions of any such agreement or document and the provisions of this Agreement, the provisions of this Agreement shall control.

          4.3  Conditions of Issuance.  In addition to the issuance of any
               ----------------------
Letter of Credit being subject to the satisfaction of the conditions precedent set forth in Article 8 hereof, no Letter of Credit shall be issued hereunder if:

          (a) As of the date of issuance of the proposed Letter of Credit, any order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Bank from issuing the Letter of Credit or any law, rule or regulation applicable to the Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Bank shall prohibit or request that the Bank refrain from the issuance of letters of credit generally; or

          (b) As of the date of issuance of the proposed Letter of Credit, the maximum amount available for drawing under the proposed Letter of Credit when added to the aggregate maximum amount available for drawing under all previously issued and outstanding Letters of Credit plus the amount of all outstanding Loans exceeds the Maximum Amount on the proposed date of issuance (giving effect to any other Letters of Credit and any Loans requested to be issued or made on such date).

The foregoing conditions and the provisions of Section 4.1 shall also apply to any extension or renewal of or increase in the amount available for drawing under a Letter of Credit.

          4.4 Reimbursement Obligation. In the event that the Bank shall make
              ------------------------
     any payment on or pursuant to any Letter of Credit or shall incur any expense with respect to any Letter of Credit the amount of such payment or expense shall be due and owing from the Company to the Bank on the date that such payment is made or expense incurred, provided that if no Event of Default has then occurred and is continuing, the amount of any such payment that represents payment of a draw by the beneficiary under such Letter of Credit shall be deemed to constitute a Base Rate Loan made as of such date .

     4.5  Letters of Credit Outstanding on Termination Date.  In the event that
          -------------------------------------------------
any Letter of Credit, whether or not then due and payable, shall for any reason be outstanding on the Termination Date, the obligations of the Company with respect to each such Letter of Credit shall be governed by the letter of credit application and reimbursement agreement and other documentation executed pursuant to Section 4.2 in connection with such Letter of Credit.

     4.6  Indemnification; Nature of the Bank's Duties.  The Company hereby
          --------------------------------------------
agrees to protect, indemnify and save the Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Bank may incur or be subject to as a consequence, direct and indirect, of the issuance of any Letter of Credit, including without limitation that resulting from the failure of the Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, but excluding that resulting from the gross negligence or willful misconduct of the Bank. As between the Company and the Bank, the Company assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of any Letter of Credit application, the Bank shall not be responsible:

          (a) For the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any respect invalid, insufficient, inaccurate, fraudulent or forged;

          (b) For the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) For failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit;

          (d) For errors, omissions, interruptions or delays in transmission or delivery of any notices, demands, protests or other messages, by mail, cable, telegraph, telex or otherwise;

          (e) For errors in interpretation of technical terms;

          (f) For any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

          (g) For the misapplication by the beneficiary of the Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

          (h) For any consequences arising from causes beyond the control of the Bank.

None of the above shall affect, impair or prevent the vesting of any of the Bank's rights or powers hereunder or under any of the documentation described in
Section 4.2. No action taken or omitted by the Bank under or in connection with the Letters of Credit or the related applications, agreements or certificates, if taken or omitted in good faith, shall put the Bank under any resulting liability to the Company.

     4.7  Letter of Credit Fees.  The Company shall pay to the Bank a fee with
          ---------------------
respect to each Letter of Credit in advance on the date of issuance of the Letter of Credit equal to the greater of (a) 0.85% per annum of the face amount of the Letter of Credit, or (b) $500. The Company shall pay to the Bank a fee of $100 for each amendment to a Letter of Credit.

     4.8  Increased Costs.  The Company shall, upon the Bank's request, promptly
          ---------------
pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to any Letter of Credit. The Bank shall use reasonable efforts to provide the Company, in advance, with an estimate of any such costs which may potentially be incurred hereunder.


                                   ARTICLE 5

                                   COLLATERAL
                                   ----------

     5.1  The Collateral.  To secure payment and performance of all the
          --------------
Company's obligations under this Agreement, including, without limitation, the payment of the Loans, and all other liabilities, loans, guarantees, covenants and duties owed by the Company to the Bank (including without limitation under the Guaranties), whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created (collectively, the "Secured Obligations"), the Company hereby grants the Bank a security interest in and to all of the following property:

          (a) All goods now owned or hereafter acquired by the Company or in which the Company now has or may hereafter acquire any interest, including, but not limited to, all machinery, equipment, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description, and all additions, accessions, improvements, replacements and substitutions thereto and thereof;

          (b) All inventory now owned or hereafter acquired by the Company, including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of the Company's custody or possession, together with all returns on accounts;

          (c) All accounts, contract rights and general intangibles now owned or hereafter created or acquired by the Company, including but not limited to, all receivables, goodwill, trademarks, trade styles, trade names, patents, patent applications, software, customer lists and business records;

          (d) All documents, instruments and chattel paper now owned or hereafter acquired by the Company; and

          (e) All moneys, deposit accounts, certificates of deposit and securities now owned or hereafter acquired by the Company.

The Bank's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon.

     5.2  Rights of the Bank With or Without Default.  The Company agrees that
          ------------------------------------------
the Bank may at any time and at its option, whether or not a Default or Event of Default shall have occurred:

          (a) Require the Company to deliver to the Bank, at such times designated by the Bank, such records and schedules or copies thereof as the Bank may reasonably require to protect its security interests hereunder. Such records and schedules may show the status and condition of the Collateral, where it is located and such contracts or other matters which affect the Collateral;

          (b) Send verification requests to any Account Debtor;

          (c) Make inquiries of the Company's trade vendors; and

          (d) Require the Company to promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Bank may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) executing and delivering financing or continuation statements with respect to the liens and security interests granted hereby and

     (ii) transferring Collateral to the Bank's possession (if a security interest in such Collateral can be perfected only by possession).

     5.3  Survival.  The provisions of this Article 5 and Sections 6.10, 7.1,
          --------
7.2, 7.3, 7.11 and 7.18 shall survive the termination of this Agreement and shall continue in full force and effect until such time as all the Secured Obligations are indefeasibly paid in full.


                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     In order to induce the Bank to enter into this Agreement and to make the Loans, the Company does hereby make the following representations, warranties and agreements as of the Effective Date and thereafter on and as of the date that any Loan is made or any Letter of Credit is issued:

     6.1  Corporate Status.  The Company is a duly organized and validly
          ----------------
existing corporation in good standing under the laws of the State of California. The Company (i) has the power and authority to own its property and assets and to transact the business in which it is engaged, (ii) is duly licensed, qualified as a foreign corporation and in good standing in each jurisdiction where it owns or leases real property and in which failure to be licensed, duly qualified and in good standing would have a material adverse effect on the financial condition or operations of the Company.

     6.2  Corporate Power and Authority.  The execution, delivery and
          -----------------------------
performance by the Company of this Agreement and the other Credit Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official or any consent or approval of the Company's stockholders and do not contravene, or constitute a default under any provision of applicable law or regulation or of any writ, order, judgment or injunction presently in effect affecting the Company or of the articles of incorporation or by-laws of the Company or of any agreement, indenture or instrument evidencing debt of the Company or other material instrument to which the Company is a party or by which it or its properties may be bound or affected or result in the creation or imposition of any lien on the property or assets of the Company (except for the liens created pursuant to Article 5 hereof).

     6.3  Binding Effect.  This Agreement constitutes a valid and binding
          --------------
agreement of the Company and the other Credit Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court hearing such proceedings.

     6.4  Financial Information.
          ---------------------

          (a) The consolidated balance sheet of the Company as of October 2, 1994 and the related consolidated statements of earnings, shareholder's equity and changes in the financial position of the Company for the fiscal year then ended, reported on by Coopers & Lybrand, copies of which have been furnished to the Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company as of such date and its consolidated results of operations.

          (b) Since October 2, 1994 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company taken as a whole.

     6.5  Litigation.  There is no action, suit or proceeding pending against,
          ----------
or to the knowledge of the Company threatened against or affecting, the Company before any court or arbitrator or any governmental body, agency or official which, if determined adversely to the Company, would have a material adverse effect on the Company's financial condition or operations or which in any manner draws into question the validity of this Agreement or the other Credit Documents.

     6.6  Not an Investment Company.  The Company is not an "investment company"
          -------------------------
within the meaning of the Investment Company Act of 1940, as amended.

     6.7  Compliance with ERISA.  The Company has fulfilled its obligations
          ---------------------
under the minimum funding standards of ERISA and the Code with respect to each Plan, is in compliance in all material respects with the presently applicable provisions of ERISA and the Code and has not incurred any liability to the PBGC in connection with any Plan.

     6.8  Taxes.  The Company has filed all Federal, state and local tax returns
          -----
and reports required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other material taxes, assessments and governmental charges which have become due other than taxes, assessments or governmental charges which are being duly contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges are adequate.

     6.9  Full Disclosure.  All information heretofore furnished by the Company
          ---------------
to the Bank for the purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Company to the Bank will be, true, accurate and complete in every material respect on the date as of which such information is stated or certified and will not omit any material fact necessary to make such information not misleading. The Company has disclosed to the Bank in writing any and all facts which materially and adversely affect or may affect (to the extent that the Company can now reasonably foresee) the business, operations, prospects or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under this Agreement and the other Credit Documents.

     6.10 Fictitious Trade Styles.  There are no fictitious trade styles used by
          -----------------------
the Company in connection with its business operations. The Company does not do, and has not done, business under any name other than ADAC Laboratories. The Company shall notify the Bank not less than 30 days prior to effecting any change in the matters described herein or prior to using any other name or fictitious trade style at any future date, indicating the name or trade style and state(s) of its use.

     6.11 Title to Assets; Permitted Liens; Location of Collateral.  The Company
          --------------------------------------------------------
has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person other than: (i) liens and security interests securing indebtedness owed by the Company to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being duly contested in good faith; (iii) liens of mechanics, materialmen, warehousemen or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) liens and security interests which, as of August 6, 1993, have been disclosed to and approved by the Bank in writing; (v) purchase money liens or purchase money security interests upon or in any property acquired or held by the Company in the ordinary course of business to secure indebtedness outstanding on August 6, 1993 or permitted to be incurred hereunder; (vi) liens on the Collateral securing the indebtedness of the Company to Sanwa permitted pursuant to Section 7.10 hereof; and (vii) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Company's assets (collectively "Permitted Liens"). As of the Effective Date, not less than 80% in value of the Collateral described in Sections 5.1(a) and (b) will be located in the State of California.


                                   ARTICLE 7

                                   COVENANTS
                                   ---------

     The Company covenants and agrees that so long as this Agreement or any other Credit Document is in effect or any liabilities (whether direct or indirect) of the Company to the

Bank under this Agreement remain outstanding or any amount payable under any other Credit Document remains unpaid that the Company shall, unless the Bank otherwise consents in writing:

     7.1  Preservation of Existence; Compliance with Applicable Laws.  Maintain
          ----------------------------------------------------------
and preserve its existence and all rights and privileges now enjoyed; not liquidate, dissolve, merge or consolidate with or into or acquire any other business organization (except for the purchase of CHC to the extent permitted by Section 7.15); and conduct its business in accordance with all applicable laws, rules and regulations except where such failure to so conduct its business would not have a material adverse affect upon the Company's business as a whole or its financial condition.

     7.2  Maintenance of Insurance.  Maintain insurance in such amounts and
          ------------------------
covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as reasonably may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or cancelled except upon 10 days' prior written notice to the Bank. Upon the Bank's request, the Company shall furnish the Bank with the original policy or binder of all such insurance.

     7.3  Maintenance and Location of Collateral and Other Properties.  Except
          -----------------------------------------------------------
for Permitted Liens, keep and maintain the Collateral free and clear of all levies, liens, encumbrances and security interests (including, but not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien, encumbrance or security interest; comply in all material respects with all laws, statutes and regulations pertaining to the Collateral and its use and operation; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the first priority thereof (subject only to Permitted Liens); maintain accurate and complete records of the Collateral which show all sales, claims and allowances; and properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear. The Company shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

     7.4  Payment of Obligations and Taxes.  Make timely payment of all
          --------------------------------
assessments and taxes and all of its liabilities and obligations unless the same are being contested in good faith and by appropriate proceedings, and maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     7.5  Inspection Rights.  Keep proper books of record and account in which
          -----------------
full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and at any reasonable time and from time to time permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower to discuss the business and operations of the Borrower with any employee or representative thereof or its independent public accountants. If the Company now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Company hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Company's expense, the amount of which shall be payable immediately upon demand. The Bank will use reasonable efforts, consistent with its normal business practices, to maintain the confidentiality of any information so received.

     7.6  Reporting Requirements.  Deliver or cause to be delivered to the Bank
          ----------------------
in form and detail satisfactory to the Bank:

          (a) As soon as available and in any event within 120 days after the end of each of the Company's fiscal years, an audited consolidated and an unaudited consolidating balance sheet of the Company as of the end of such fiscal year and the related statements of earnings, shareholders equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission and, with respect to such consolidated statements, certified by independent public accountants of nationally recognized standing acceptable to the Bank;

          (b) As soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet for the Company as of the end of such quarter and the related consolidated statements of cash flows of the Company for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year;

          (c) Simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Company's chief financial officer or treasurer (i) stating whether there exists on the date of such certificate an Event of Default or an event which, with notice or lapse of time or both would constitute an Event of Default, and if any such event has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto, (ii) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 7.7 through 7.10, 7.12, 7.14 and 7.15, and (iii) stating whether on the date of such certificate at least 80% in value of the Collateral described in Sections 5.1(a) and (b) hereof is located in the State of California, and if not, stating in which states of the United States or other countries such Collateral is located and the percentage in value of such Collateral that is located in each such state or country;

          (d) Not later than 60 days after the end of each of the Company's fiscal years, a copy of the Company's financial projections for the succeeding fiscal year;

          (e) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly or other reports which the Company shall have filed with the Securities and Exchange Commission; and

          (f) From time to time such additional information regarding the business, financial condition and operations of the Company as the Bank may reasonably request.

     7.7  Payment of Dividends.  Not declare or pay any dividends on any class
          --------------------
of stock now or hereafter outstanding except dividends payable solely in the Company's capital stock and except dividends up to the sum of 50% of the preceding four fiscal quarters' net profit less any dividends previously paid during the preceding four fiscal quarters plus any amounts realized from the exercise of stock options or warrants in the preceding four fiscal quarters.

     7.8  Redemption or Repurchase of Stock.  Not redeem or repurchase any class
          ---------------------------------
of the Company's stock now or hereafter outstanding, except, when combined with dividends paid pursuant to Section 7.7, up to the sum of 50% of the preceding four fiscal quarters' net profit less any dividends previously paid during the preceding four fiscal quarters or any previous repurchases plus any amounts realized from the exercise of stock options or warrants in the preceding four fiscal quarters.

     7.9  Additional Indebtedness.  Not, after August 6, 1993, create, incur or
          -----------------------
assume, directly or indirectly, any liability or indebtedness other than (a) indebtedness owed or to be owed to the Bank, (b) indebtedness to trade creditors incurred in the ordinary course of the Company's business, (c) indebtedness for loans made to the Company by Sanwa, provided that the aggregate principal amount of such loans outstanding at all times equals the sum of the aggregate principal amount of the Loans and the aggregate face amount of the Letters of Credit then outstanding under this Agreement, (d) recourse obligations of the Company in connection with any Company arranged financings for its sales or sales by the Company of its accounts receivable, provided that the aggregate amount of all such obligations do not exceed $20,000,000 at any time, and (e) indebtedness of the Company under capital leases arising from the sale and leaseback by the Company of its assets, provided that the aggregate book value of the assets sold by the Company in connection with all such transactions does not exceed $5,000,000 during the term of this Agreement (all such permitted sale-leaseback transactions to be referred to herein as "Permitted Sale-Leaseback Transactions").
              -------------------------------------

     7.10 Loans.  Not make any loans or advances or extend credit to any third
          -----
person, including, but not limited to, directors, officers, shareholders, partners, employees, affiliated entities or subsidiaries of the Company, except for (a) credit extended in the ordinary course of the Company's business as presently conducted, provided that the aggregate amount of all such credit which is unsecured does not exceed $500,000 in any one fiscal year and the aggregate amount of such credit which is secured by the Company's stock does not exceed $1,500,000 in any one fiscal year, and (b) a loan or loans to CHC, provided that
(i) the aggregate principal amount of all such loans does not exceed $12,100,000 and (ii) all such loans are fully secured by a security interest of first priority in property of CHC; provided that the provisions of clause (b) shall not apply from and after the date CHC has been merged into or otherwise has become a division of the Company.

     7.11 Liens and Encumbrances.  Not create, assume or permit to exist any
          ----------------------
security interest, encumbrance, mortgage, deed of trust or other lien including, but not limited to, a lien of attachment, judgment or execution, affecting any of the Company's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any such properties, except for Permitted Liens and as otherwise provided in this Agreement.

     7.12 Transfer of Assets.  Not sell, contract for sale, convey, assign,
          ------------------
lease, sublet or otherwise transfer any of its assets except for (a) the sale of inventory in the ordinary course of business as presently conducted by the Company and (b) other transfers of assets (including, without limitation, (i) any sale of an asset which is to be the subject of a Permitted Sale-Leaseback Transaction and (ii) any recourse or non-recourse sale of its accounts receivable) in the ordinary course of business as presently conducted by the Company, provided that (i) each such transfer is for full, fair and reasonable consideration and (ii) the aggregate amount of all assets so transferred does not exceed $3,200,000 for any fiscal year.

     7.13 Change in the Nature of Business.  Not make any material change in its
          --------------------------------
financial structure or in the nature of its business as existing or conducted as of August 6, 1993.

     7.14 Financial Condition.  Maintain at all times on a consolidated basis:
          -------------------

          (a) Debt to Net Worth Ratio.  A Debt to Effective Tangible Net Worth
              -----------------------
     ratio of not more than 1.25 to 1.

          (b) Current Ratio.  A ratio of current assets to current liabilities
              -------------
     of not less than 1.40 to 1.

          (c) Quick Ratio.  A ratio of the sum of Liquid Assets plus accounts
              -----------
     receivable to current liabilities of not less than .90 to 1.

          (d) Net Profit.  A minimum net profit after tax for each fiscal
              ----------
     quarter of at least $1.00.

          (e) Consolidated Working Capital.  A minimum working capital of not
              ----------------------------
     less than $15,000,000.

          (f) Net Worth.  A minimum Effective Tangible Net Worth of not less
              ---------
     than $48,000,000, plus 50% of the net profits for each fiscal quarter after the second fiscal quarter of the Company that ends in calendar year 1994 and 100% of the net proceeds of any equity offerings after the end of such fiscal quarter, minus up to $6,000,000 used to repurchase or redeem the Company's stock prior to December 31, 1994.

          (g) Unconsolidated Working Capital.  Maintain at all times, on an
              ------------------------------
     unconsolidated basis, a minimum working capital of not less than $15,000,000.

          (h) Unconsolidated Tangible Net Worth.  Maintain at all times on an
              ---------------------------------
     unconsolidated basis an Effective Tangible Net Worth of not less than $44,000,000, plus 50% of the net profits for each fiscal quarter after the second fiscal quarter of the Company that ends in calendar year 1994 and 100% of the net proceeds of any equity offerings after the end of such fiscal quarter, minus up to $6,000,000 used to repurchase or redeem the Company's stock prior to December 31, 1994.

     7.15 Capital Expenditures.  Not make any fixed capital expenditure or any
          --------------------
commitment therefor, including, but not limited to, incurring liability for uses which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property, in an aggregate amount exceeding $3,000,000 in any one fiscal year; except that the Company may purchase all of the outstanding stock of CHC provided that (a) the aggregate cost to the Company of such purchase does not exceed $20,600,000 and
(b) at the time of such purchase and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     7.16 Notices.  Give prompt written notice to the Bank of any and all (a)
          -------
Defaults or Events of Default, together with a statement of the Company's chief financial officer or treasurer setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto, (b) litigation, arbitration or administrative proceedings to which the Company is a party and in which the claim or liability exceeds $300,000, (c) notices given or required to be given by the Company or any subsidiary or any plan administrator to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan that is not a Multiemployer Plan which might constitute grounds for termination of such Plan under Title IV of ERISA, or with respect to any Multiemployer Plan, notices received as prescribed in ERISA of any material withdrawal liability assessed against the Company or any subsidiary, and (d) events which would result in a change in the location of more than 20% in value of the Collateral described in Sections 5.1(a) and (b) (other than intrastate changes in location), which notice shall be given not less than 30 days prior to the occurrence of any such event.

     7.17 Environmental Compliance.  The Company shall:
          ------------------------

          (a) Implement and comply in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or environmental conditions;

          (b) Not own, use, generate, manufacture, store, handle, treat, release or dispose of any hazardous or toxic wastes, substances or related materials;

          (c) Give prompt written notice of any discovery of or suit, proceeding, claim, dispute, threat, inquiry or filing respecting hazardous or toxic wastes, substances or related materials; and

          (d) At all times indemnify and hold harmless Bank from and against any and all liability arising out of the use, generation, manufacture, storage, handling, treatment, disposal or presence of hazardous or toxic wastes, substances or related materials.

     7.18 Chief Executive Office.  At all times maintain its chief executive
          ----------------------
office at a location within the State of California.

     7.19 Use of Proceeds.  Not use any of the proceeds of the Loans in
          ---------------
violation of any applicable law, regulation, order, decree or injunction of any governmental authority, and no use of such proceeds for general corporate purposes will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate of purchasing or carrying any Margin Stock.

                                   ARTICLE 8

                              CONDITIONS PRECEDENT
                              --------------------

     8.1  All Loans and Letters of Credit.  The obligation of the Bank to make a
          -------------------------------
Loan to the Company or to issue a Letter of Credit is subject to the satisfaction of the following conditions: (a) receipt by the Bank of the notice required in Section 2.3 for such Loan or the documents required by Section 4.2 for such Letter of Credit; (b) the fact that as of the making of such Loan or issuance of such Letter of Credit and immediately thereafter: (i) no Event of Default shall have occurred and be continuing nor shall any event have occurred and be continuing which with the lapse of time or notice or both shall constitute an Event of Default nor shall any such event or Event of Default result from the making of such Loan or issuance of such Letter of Credit, (ii) the representations and warranties of the Company in this Agreement continue to be true and correct in all material respects, and (iii) there has been no material adverse change in the business, financial position, results of operations or, to the extent reasonably foreseeable, prospects of the Company; and (c) the security interest in the Collateral has been duly authorized, created and perfected with first priority and is in full force and effect, subject to Permitted Liens.


                                   ARTICLE 9

                                    DEFAULT
                                    -------

     9.1  Events of Default.  If one or more of the following events
          -----------------
("Events of Default") shall have occurred and be continuing, they shall constitute an Event of Default:

          (a) The Company shall fail to pay when due any principal of any Loan or any amounts owed with respect to a Letter of Credit or a Guaranty, or shall fail to pay within five days of the due date thereof any interest, fees or other amounts due hereunder or under any of the other Credit Documents;

          (b) The Company shall fail to observe or perform any covenant contained in Sections 7.1, 7.3, 7.7 through 7.15 or 7.19;

          (c) The Company shall fail to observe or perform any covenant contained in this Agreement or any of the other Credit Documents (other than those covered by clause (a) or (b) above) for twenty (20) days after written notice thereof has been given to the Company by the Bank;

          (d) Any representation, warranty, certification or statement made by the Company in this Agreement or any of the other Credit Documents or in any certificate, financial statement or other document delivered pursuant to this Agreement or any of the other Credit Documents shall prove to have been incorrect in any material respect when made;

          (e) The Company shall fail to make any payment in respect of any debt for borrowed money (other than as evidenced by the Note) when due (or after giving effect to any applicable grace period) whether such debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or the Company shall fail to perform beyond any period of grace with respect thereto any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to such debt by the Company when required to be performed, if the effect of such failure is to accelerate, or to permit the holder of such debt to accelerate the maturity thereof;

          (f) The Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (g) An involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the Bankruptcy Code;

          (h) A judgment or order for the payment of money in excess of $300,000 shall be rendered against the Company and such judgment or order shall continue unsatisfied and unstayed for a period of 20 days;

          (i) The Company shall fail to pay when due any material amount which is either uncontested or if contested the subject of a final non-appealable decision and which it shall have become liable to pay to the PBGC or to a Plan under Title IV or ERISA, or the PBGC shall institute proceeding under Title VI of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans which could give rise to a material liability to the Company under Title IV of ERISA; or the Company shall incur any material withdrawal liability with respect to any Multiemployer Plan which is uncontested or, if contested, is the subject of a final non-appealable decision and the Company fails to discharge, satisfy or otherwise eliminate such liability with respect to any Multiemployer Plan within the time required by the judgment;

          (j) The Company shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Company's business as now conducted;

          (k) There shall occur a sale or transfer to, (whether voluntary or involuntary), or an agreement shall be entered into to do so with, any Person or group of Persons (as such terms are defined pursuant to Federal securities laws) who would own more than 40% of the issued and outstanding capital stock of the Company and, as a result thereof, such Person or group of Persons has the ability to direct or cause the direction of the management and policies of the Company; or

          (l) The Bank's security interest in the Collateral granted pursuant to
     Article 5 hereof shall at any time fail to be a valid security interest that has attached to all the Collateral in which the Company has rights.

     9.2  Remedies.  If an Event of Default shall occur:  (a) any indebtedness
          --------
of the Company under the Note, this Agreement or any other Credit Document, any term thereof to the contrary notwithstanding, shall, at the Bank's option and without notice, become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by the Company; (b) the obligation, if any, of the Bank to permit further Loans or issue further Letters of Credit hereunder shall immediately cease and terminate; and (c) the Bank shall have all rights, powers and remedies available under the Agreement and any document related thereto, including without limitation the right to resort to any or all security and to exercise any or all of the rights and remedies of a beneficiary or secured party pursuant to the California Uniform Commercial Code or other applicable law. All rights, powers and remedies of the Bank may be exercised at any time by the Bank and from time to time after the occurrence of an Event of Default. All rights, powers and remedies of the Bank contained herein or in any other Credit Document are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided by law or equity.

     9.3  Letters of Credit.  If an Event of Default shall occur, the Bank may,
          -----------------
at its sole and absolute discretion and in addition to any other remedies available to it hereunder, require the Company to pay immediately to the Bank, for prompt application against drawings under any outstanding Letters of Credit, the outstanding principal amount of any such Letters of Credit which have not expired. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or any other obligations of the Company to the Bank shall be repaid to the Company or such other Persons who may be entitled thereto without interest upon expiration of all Letters of Credit and full satisfaction of all other obligations owed by the Company to the Bank. The provisions of this Section 9.3 shall be in addition to any other obligations of the Company contained in any other Credit Document to deposit cash with the Bank with respect to outstanding Letters of Credit. All amounts paid to the Bank under this Section shall be Collateral.

     9.4  Notification of Account Debtors.  If an Event of Default shall occur,
          -------------------------------
the Bank may at its sole and absolute discretion and in addition to any other remedies available to it hereunder:

          (a) Notify any Account Debtor, any buyers or transferee of the Collateral or any other Persons of the Bank's interest in the Collateral and the proceeds thereof;

          (b) Sign the Company's name (which authority the Company hereby irrevocably and unconditionally grants the Bank) on any invoice or bill of lading relating to accounts or other drafts against the Accounts Debtors, notify post office authorities to change the address for delivery of mail addressed to the Company to such address as the Bank may designate and take possession of and open mail addressed to the Company and remove therefrom, proceeds of an payment on the Collateral, and demand, receive and endorse payment and give receipts, releases and satisfactions for and sue for all money payable to the Company;

          (c) Require the Company to indicate on the face of all invoices (or such other documentation as may be specified by the Bank relating to the sale, delivery or shipment of goods giving rise to the account) that the account has been assigned to the Bank and that all payments are to be made directly to the Bank at such address as the Bank may designate; and

          (d) Require the Company to direct all Account Debtors to forward all remittances, payments and proceeds of the Collateral directly to the Bank at such address as the Bank may designate. In connection therewith, the Company hereby irrevocably constitutes and appoints the Bank as its attorney-in-fact to endorse the Company's name on any notes, acceptances, checks drafts, money orders or other evidence of payment that may come into the Bank's possession.

     9.5  Protection of Security Interest.  If an Event of Default occurs, the
          -------------------------------
Bank may, at its sole and absolute discretion and in addition to any other remedies available to it hereunder, make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest or lien in the Collateral. The Company hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, the Company hereby agrees to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

     9.6  Foreclosure.  If an Event of Default occurs, the Bank may, at its sole
          -----------
and absolute discretion and in addition to any other remedies available to it hereunder, enforce any security interest or lien given or provided for under this Agreement or under any security agreement, mortgage, deed of trust or other document, in such manner and such order, as to all or any part of the properties subject to such security interest or lien, as the Bank, in its sole judgment, deems to be necessary or appropriate and the Company hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest or lien, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with the Company's records pertaining thereto, or the Bank may require the Company to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of the sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of the Company to the Bank and shall be immediately paid by the Company to the Bank.

     9.7  Application of Proceeds.  All amounts received by the Bank as proceeds
          -----------------------
from the disposition or liquidation of the Collateral shall be applied to the Company's indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of the Bank's lien in the Collateral including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, liquidating, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Loans; next, to the payment of the outstanding principal balance of the Loans; and last, to the payment of any other obligations owed by the Company to the Bank. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Bank to the Company or such other Persons who may be entitled thereto.


                                   ARTICLE 10

                            CHANGE IN CIRCUMSTANCES
                            -----------------------

     10.1 Compensation for Funding Loss or Expense.  The Company shall pay to
          ----------------------------------------
the Bank, upon the request of the Bank, such amount or amounts as shall compensate the Bank for any loss, cost or expense incurred by the Bank and promptly reported to the Company as a result of any payment or prepayment of a LIBOR Loan on a date other than the last day of an Interest Period. A certificate of the Bank shall be conclusive, except in the case of manifest error, as to the amount of such loss, cost or expenses due to the Bank in accordance with this Section. If for any reason any such certificate is delivered after the prepayment or payment by acceleration to which such certificate relates, the Company promptly upon receipt of the certificate shall pay to the Bank the amount set forth therein.

     10.2  Illegality.  If after August 6, 1993, the adoption of any applicable
           ----------
law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund LIBOR Loans, the Bank shall forthwith give notice thereof to the Company whereupon until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make LIBOR Loans shall be suspended and outstanding LIBOR Loans shall be converted to Base Rate Loans.

     10.3 Taxes.
          -----

          (a) All payments made under this Agreement, the Note and the other Credit Documents shall be made free and clear of, and without set-off or counterclaim for or on account of, any present or future taxes levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges (collectively, the "Taxes") imposed by any government or any political subdivision or taxing authority thereof (other than taxes based solely on the overall net income of the Bank); provided, however, that such payments may be reduced by the amount of United States Federal income taxes required to be withheld by the Company with respect to any payment of interest to the extent that such withholding does not exceed such taxes which would be required to be withheld if such interest were paid on August 6, 1993. If the Company is prevented by operation of law or otherwise from paying, causing to be paid, or remitting that portion of interest represented by Taxes withheld or deducted, then interest payable under this Agreement, the Note and the other Credit Documents will be increased to such amount as is necessary to yield and remit interest to the Bank at the applicable rate specified in
     Article 2 after provision for payment of such Taxes (other than as provided in the immediately preceding sentence). The Company will execute and deliver to the Bank at its request such further instruments as may be necessary or desirable to give full force and effect to such increase in the rate of interest, including but not limited to, a new Note of the Company to be issued in exchange for any Note theretofore issued. The Company will also hold the Bank harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, performance or enforcement of this Agreement, the Note or the other Credit Documents. If any of the Taxes required to be paid by the Company are not paid by the Company and are paid by the Bank, the Company will, upon demand of the Bank, reimburse the Bank for such payments, together with any interest penalties and expenses in connection therewith, plus interest thereon at a rate equal to 1% per annum over the cost to the Bank (as determined by the Bank) of funds acquired by it to pay the same, from the date such payment is made to the date of reimbursement by the Company. With respect to any deduction or withholding pursuant to this Section, the Company shall promptly (but in no event later than thirty (30) days thereafter) furnish to the Bank upon its request such certificates, receipts and other documents as may be required to establish any tax credit to which the Bank may be entitled.

          (b) In the event that any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration thereof subjects the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any kind whatsoever with respect to this Agreement, the Note or the other Credit Documents, or changes the basis of taxation of payments to the Bank of principal or interest payable on the Note or the other Credit Documents (other than any tax on the overall net income of the Bank) or imposes, modifies or deems applicable any reserve requirement against assets held by or deposits in or for the account of, or loans by, the Bank or imposes on the Bank, directly or indirectly, any other conditions affecting this Agreement, the Note or the other Credit Documents, and the result of any of the foregoing is to increase the cost to the Bank of maintaining the Loans by an amount which the Bank deems to be material in relation to the Loans, the Letters of Credit or the Guaranties or interest thereon, then the Company shall pay such additional costs to the Bank immediately upon its demand; provided, however that the Company shall not be liable for additional costs hereunder in the event that it immediately prepays all the Loans and all other obligations in full, in accordance with Article 3 of this Agreement.

     10.4 Reserve Requirements.  It is understood that the cost to the Bank in
          --------------------
making or maintaining a LIBOR Loan may fluctuate as a result of the applicability of or changes in reserve requirements imposed by the Board of Governors of the Federal Reserve System of the United States, including but not limited to reserve requirements under Regulation D of such Board of Governors in connection with Eurocurrency Liabilities at the ratios provided for in Regulation D from time to time. The Company agrees to compensate the Bank for such costs of making or maintaining the LIBOR Loans made by it resulting from such reserve requirements since it is understood by the parties hereto that the rates of interest applicable to LIBOR Loans under this Agreement have been determined on the hypothetical assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Bank in connection with such reserve requirements. Both parties to this Agreement acknowledge that as of the Effective Date, the reserve requirement is zero.

     10.5  Notice Certificates.  The Bank shall deliver to the Company from time
           -------------------
to time one or more certificates setting forth the amounts due to the Bank under this Article 10 and the method the Bank used to compute such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Company shall pay to the Bank the amounts shown as due on each such certificate within ten Business Days of its receipt of same (except as otherwise indicated for the certificate sent under Section 10.1). No failure on the part of the Bank to demand compensation under this Article 10 on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion.


                                   ARTICLE 11

                                 MISCELLANEOUS
                                 -------------

     11.1   Waiver and Amendment.  No delay, failure or discontinuance of the
            --------------------
Bank in exercising any right, power or remedy under this Agreement or any other Credit Document shall affect or operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any further or other exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by the Bank of any provisions or conditions of, or any breach of or default under this Agreement or any other Credit Document must be in writing and shall be effective only to the extent set forth in such writing. No amendment or modification of this Agreement shall be valid and binding unless agreed to in writing by both parties hereto.

     11.2   Notices.  All notices, requests and demands given to or made upon
            -------
any party hereto shall be deemed to have been given or made when personally delivered or two (2) days after any of the same are deposited in the U.S. mail, first class and postage prepaid, or on the day when sent if transmitted via facsimile with confirmation of receipt, and addressed as follows:

          The Company:   ADAC Laboratories
                         540 Alder Drive
                         Milpitas, California 95035
                         Attn:  Andre' Simone
                         Phone:  408-321-9100
                         FAX:  408-321-9686

          The Bank:      ABN AMRO Bank N.V.
                         San Francisco International Branch
                         101 California Street
                         Suite 4550
                         San Francisco, California 94111
                         Attn:  Daniel Taylor
                         Phone:  415-984-3700
                         FAX:  415-362-3524
                         Telex:  278137
                         Answerback:  ABNSF UR

or to such other address as any party hereto may designate by written notice to all other parties.

     11.3   Execution in Counterparts.  This Agreement may be executed in any
            -------------------------
number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     11.4   Binding Effect.  This Agreement shall become effective when it shall
            --------------
have been executed by the Company and the Bank, and thereafter it shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns.

     11.5   Assignments and Participations.
            ------------------------------

          (a) The Bank may assign to one or more banks or other entities a part of its Commitment, Loans owing to the Bank and the Note and other Credit Documents held by the Bank and to the extent of such assignment (unless otherwise stated therein), the assignee or purchaser of such assignment shall, to the fullest extent permitted by law, be deemed to be a party to this Agreement and shall have the same rights, benefits and obligations hereunder and under the Commitment, the Loans, and the Note and other Credit Documents as it would have if it were a party to this Agreement and the other Credit Documents.

          (b) The Bank may without the consent of the Company sell participation to one or more banks or other entities of all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment, the Loans owing to it and the Note and other Credit Documents) provided that (i) the Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible to the Company for the performance of such obligations and
     (iii) the participating banks or other entities shall be entitled to the benefits under Article 10 of the Agreement except that a participant shall not be entitled to receive pursuant to Article 10 an amount larger than its share of the amount to which the Bank would be entitled.

     11.6   Payment Instructions.  Unless the Bank otherwise instructs, all
            --------------------
payments made to the Bank under this Agreement or any other Credit Document shall be directed as follows:

            Federal Reserve Bank of New York
            For account of ABN AMRO Bank NV New York
            Federal Routing No. 026009580
            For further credit to:  ABN San Francisco
            A/C No. 6510-010-545-41
            Ref:  ADAC Laboratories Interest/principal payment

     11.7   Survival of Representations and Warranties.  All representations and
            ------------------------------------------
warranties made in this Agreement and any other Credit Document, and in any certificates and other documents delivered pursuant to any thereof, shall survive the execution and delivery of this Agreement and any such other Credit Document, certificate or other document and shall continue in full force and effect until payment in full of all liabilities on the part of the Company arising under this Agreement and the other Credit Documents.

     11.8   Severability of Provisions.  Any provision of this Agreement that is
            --------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions in any other jurisdiction.

     11.9   Headings.  Section headings in this Agreement are included herein
            --------
for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

     11.10  Governing Law and Jurisdiction.  This Agreement shall be construed
            ------------------------------
in accordance with the laws of the State of California. The Company hereby irrevocably submits to the jurisdiction of the courts of the State of California in any action or proceeding arising out of or in connection with this Agreement, the Loans and the other Credit Documents.

     11.11 Judgment Currency.  If, for the purpose of obtaining judgment in any
           -----------------
court in any country, it becomes necessary to convert into any other currency ("the judgment currency") an amount due in Dollars, then the conversion shall be made at the rate of exchange prevailing at the close of business on the Business Day before the day on which the judgment is given. If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Company will pay such additional amounts (if any) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement in Dollars and the Bank will apply any additional amounts (if any) over the amount then due under this Agreement in Dollars that the Bank receives as a result of such conversion to any other obligations owed by the Company to the Bank and, if all obligations of the Company to the Bank are fully satisfied, shall pay any excess to the Company or such other Persons who may be entitled thereto. The term judgment "rate of exchange" means the spot rate at which the Bank in accordance with its normal practice is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable.

     11.12 Costs and Expenses.  The Company shall, whether or not the
           ------------------
transactions contemplated hereby shall be consummated, pay or reimburse the Bank on demand for all costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Credit Document and any other documents prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, or the enforcement or preservation of any rights under this Agreement, any Credit Document, and any such other documents, including the reasonable costs and expenses of counsel to the Bank with respect thereto.

     11.13 Indemnity.  The Company shall pay, indemnify, and hold the Bank and
           ---------
each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including fees and expenses of counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Credit Documents or the transactions contemplated herein, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof (whether or not any Indemnified Person is a party thereto) (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to
               --------
any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive the termination of this Agreement.

     11.14 Entire Agreement.  This Agreement, together with the other Credit
           ----------------
Documents, embodies the entire agreement and understanding between the Company and the Bank and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Bank.


                                 ARTICLE 12

                EFFECTIVE DATE OF THIS RESTATED CREDIT AGREEMENT
                ------------------------------------------------
     12.1  Effective Date.  This Restated Credit Agreement and the
           --------------
amendments effected hereby shall become effective on the date the the conditions set forth in this Section 12.1 are satisfied (the "Effective Date"). Effectiveness of this Restated Credit Agreement and the amendments effected hereby are subject to receipt by the Bank of each of the following, each in form and substance satisfactory to the Bank:

          (a) This Restated Credit Agreement, duly executed by the Company;

          (b) A Note in the form of Exhibit A hereto (the "Restated Note"), duly executed by the Company;

          (c) An Intercreditor Agreement in form and substance satisfactory to the Bank, duly executed by Sanwa and the Company;

          (d) A copy or copies of all credit agreements between the Company and Sanwa currently in effect, together with all written amendments and modifications thereto through the Effective Date;

          (e) The Resolutions of the Board of Directors of the Company duly certified by the Secretary or Assistant Secretary of the Company evidencing approval of this Restated Credit Agreement, the other Credit Documents and other matters contemplated herein in the case of the Company;

          (f) An Incumbency Certificate executed by the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized to sign this Restated Credit Agreement, the other Credit Documents, and the other certificates and documents herein described; and

          (g) Such other documents as the Bank may reasonably request.

     12.2 Effect.  On and after the Effective Date, this Restated Credit
          ------
Agreement and the Restated Note shall amend, restate in their entirety and replace, without novation, the Existing Credit Agreement and the Amended and Restated Note dated August 6, 1993 executed by the Company in favor of the Bank (the "Existing Note"), respectively; provided, however, that:
                                     --------  -------

          (a) Such amendment, restatement and replacement shall be deemed to have become effective on April 5, 1995; and

          (b) The execution and delivery of this Restated Credit Agreement, the Restated Note and the other Credit Documents shall not (i) operate as a waiver of any right, power or remedy of the Bank under the Existing Credit Agreement or the Existing Note except to the extent expressly waived in this Restated Credit Agreement, the Restated Note or the other Credit Documents, or (ii) extinguish or impair any obligations of the Company under the Existing Credit Agreement or the Existing Note except to the extent any such obligation is actually satisfied by the Company.


                     [The next page is the signature page]

     IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed as of the day and year first above written.

                            ADAC LABORATORIES


                            By:___________________________
                               Name:______________________
                               Title:_____________________


                            ABN AMRO BANK N.V.


                            By:___________________________
                               Name:______________________
                               Title:_____________________



                            By:___________________________
                               Name:______________________
                               Title:_____________________

                                   EXHIBIT A
                                   ---------

                           AMENDED AND RESTATED NOTE
                           -------------------------


                                                                 August 15, 1995

$20,000,000

     ADAC LABORATORIES, a California corporation (the "Company"), for value received, hereby promises to pay to the order of ABN AMRO BANK N.V. SAN FRANCISCO INTERNATIONAL BRANCH AND/OR CAYMAN ISLANDS BRANCH (the "Bank"), on the Termination Date, the principal sum of twenty million dollars ($20,000,000) or, if less (or more as a result of Currency fluctuations), the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Credit Agreement (as hereinafter defined) in the Currencies in which such Loans were made.

     This Note is the Note referred to in the Amended and Restated Credit Agreement, dated as of August 15, 1995 (as amended from time to time, the "Credit Agreement"), between the Company and the Bank. All capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Reference is made to the Credit Agreement for a more complete statement of the terms and conditions under which the Loans evidenced hereby are to be repaid.

     The Company promises to pay interest on the unpaid principal amount of the Loans at such interest rates, and at such times, as are specified in the Credit Agreement. Both principal and interest are payable in the Currency in which the Loans were made to the Bank, in immediately available funds, in accordance with the provisions of the Credit Agreement.

     This Note is subject to mandatory prepayment in certain circumstances and to prepayment at the option of the Company, in each case as more fully described in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid principal balance of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     The Company promises to pay pursuant to Section 11.12 of the Credit Agreement all fees, costs and expenses incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be required under the

Credit Agreement) and, to the fullest extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     This Note amends, restates and replaces the Amended and Restated Note dated August 6, 1993 in the principal amount of $20,000,000 which was originally issued by the Company to the Bank pursuant to the terms of the Existing Credit Agreement.

     IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                    ADAC LABORATORIES



                                    By _______________________

                                       Its ___________________

                  LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST
                  --------------------------------------------



                      Interest  Interest
           Amount     Method     Period      Amount                                Name of
          of Loan     (LIBOR       (if         of       Amount of      Unpaid      Person
             &          or Base   LIBOR     Interest    Principal    Principal     Making
Date      Currency     Rate)      Loan)       Paid        Paid        Balance     Notation
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
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
                                      A-3